Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of [__________], by and between Spire Inc., a Missouri corporation (“Spire”), and [NAME OF DIRECTOR/OFFICER] (“Indemnitee”).

RECITALS

A.
Indemnitee is a [director/officer] of Spire and in such capacity or capacities is performing a valuable service for Spire.

B.
Both Spire and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies. The board of directors of Spire (the “Board”) has determined that enhancing the ability of Spire to retain and attract as directors and officers the most capable persons is in the best interests of Spire and that Spire therefore should seek to assure such persons that indemnification and insurance coverage is available.

C.
Spire’s Articles of Incorporation, as amended (“Articles”), provides for the indemnification of directors and officers of Spire to the extent specified in Section 351.355 of The General and Business Corporation Law of Missouri, as amended (the “Indemnification Statute”). The Articles and Indemnification Statute expressly provides that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between Spire and its directors and officers with respect to indemnification.

D.
In recognition of the benefit to Spire of providing Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service as a [director/officer] of Spire and to enhance Indemnitee’s ability to serve Spire in an effective manner, and in order to provide such protection pursuant to express contract rights, Spire wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee as set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and Indemnitee’s service as a [director/officer] after the date hereof, Spire and Indemnitee do hereby agree as follows:

1. Indemnification. Spire hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Indemnification Statute, or by any amendment thereof, or any other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof. All agreements and obligations of Spire contained herein shall continue during the period Indemnitee is [an officer/a director] of Spire and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim. “Claim” means a threatened, pending or completed action, claim, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by, or in the right of, Spire) to which Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was, or at any time (whether before or after the date of this Agreement) becomes a director, officer, employee, or agent of Spire, or is or was serving or at any time (whether before or after the date of this Agreement) serves at the request of Spire as a director, officer, employee, member, trustee, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit).

2. Indemnification Procedures. Indemnitee agrees that, promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee will notify Spire of the commencement thereof; provided, however, that the omission to so notify Spire will not relieve Spire from any liability which it may have to Indemnitee under this Agreement unless and to the extent that Spire is prejudiced by such failure. With respect to any Claim as to which Indemnitee notifies Spire of the commencement thereof:

(a)
Spire will be entitled to participate in the defense thereof at its own expense;

(b)
Except as otherwise provided below, Spire, jointly with any other party, will be entitled to assume the defense thereof at Spire’s expense, with counsel satisfactory to Indemnitee in its reasonable discretion. After notice from Spire to Indemnitee of its election to so assume the defense thereof, Spire will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, unless Indemnitee shall have reasonably concluded that there may be a conflict of interest between Spire and Indemnitee in the conduct of the defense of such Claim, in which case, Spire shall not be entitled to assume the defense of such Claim; and

(c)
Spire shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without Spire’s written consent. Spire shall not settle any Claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither Spire nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

3. Standard of Conduct Determination.

(a)
The determination, if required, of whether Indemnitee has satisfied any applicable standard of conduct under Missouri law that is a legally required condition to indemnification of Indemnitee hereunder, shall be made by one of the following methods: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, or (ii) if Change in Control shall not have occurred, as determined by the Board by either (x) by a majority vote of disinterested and independent directors of the Board, even though less than quorum; (y) by a majority vote of a committee of disinterested and independent directors designated by a majority vote of disinterested and independent directors of the Board, even though less than a quorum; or (z) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board.

(b)
“Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of Missouri corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the proceeding giving rise to a Claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(c)
“Change in Control” means the occurrence after the date of this Agreement of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, (ii) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the voting securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such transaction, (iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d)
If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(a), the Independent Counsel shall be selected by the Board if a Change in Control shall not have occurred or, if a Change in Control shall have occurred, by Indemnitee. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection, which may be asserted only on the ground that the selected Independent Counsel does not meet the requirements of “Independent Counsel” as defined herein, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the counsel so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. The Company agrees to pay the reasonable fees and expenses of any Independent Counsel.

4. Advancement of Expenses. Except as otherwise provided herein, Spire shall advance any expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement and/or appeal of any Claim, provided Spire receives an undertaking from the Indemnitee agreeing to repay such amounts advanced in the event it is ultimately determined that the Indemnitee is not entitled to be indemnified by Spire therefor. The advances to be made hereunder shall be paid by Spire to or on behalf of the Indemnitee promptly and in any event within 30 days following delivery of a written request therefor by Indemnitee to Spire and a copy of the invoices requested to be paid.

5. Insurance. For the duration of Indemnitee’s service as a [director/officer] of Spire, and thereafter for so long as Indemnitee shall be subject to any pending Claim, Spire shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by Spire’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by Spire, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of Spire’s directors, if Indemnitee is a director, or of Spire’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, Spire will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

6. Subrogation. In the event of payment to Indemnitee under this Agreement Spire shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Spire effectively to bring suit to enforce such rights.

7. Governing Law. This Agreement shall be construed, enforced and governed by Missouri law.

8. Heirs, Successors and Assigns. This Agreement: (a) shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, devisees and legatees; and (b) be binding on the successors and assigns of Spire.

9. Severability. If any provision or aspect of this Agreement (or the indemnification referred to herein) shall be held to be invalid, illegal or unenforceable: (a) the validity, legality and enforceability of the remaining provisions or aspects of this Agreement (and the indemnification referred to herein) shall not be in any way affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (and the indemnification referred to herein) shall be construed so as to give effect to the intent manifested by the provision or aspect held invalid, illegal or unenforceable.

10. Miscellaneous

(a) This Agreement does not create any right in Indemnitee to employment with Spire or its affiliates.

(b) Spire expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Spire hereby in order to induce Indemnitee to continue as a director and/or officer of Spire and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity or capacities. In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee’s attorneys’ fees and expenses in bringing and pursuing such action.

(c) In the event of any ambiguity, vagueness or other matter involving the interpretation or meaning of this Agreement, this Agreement shall be liberally construed so as to provide to Indemnitee the full benefits set out therein.

(d) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless signed in writing by both parties hereto.

(e) This Agreement supersedes any prior indemnification agreement between Indemnitee and Spire.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ____ day of _______________, 20__.

SPIRE INC.

By:

Name:
Title:

INDEMNITEE

Name: